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                                                                    EXHIBIT 10.9

                              COAL LEASE AGREEMENT

            This COAL LEASE AGREEMENT, made and entered into this 9th day of February, 1998, by and among N&G HOLDINGS COMPANY, a Kentucky corporation with offices at P.O. Box 1655, Hazard, Kentucky 41702, party of the first part ("Lessor"), and LESLIE RESOURCES, INC., a Kentucky corporation with offices at 1021 Tori Drive, Hazard, Kentucky 41701, party of the second part ("Lessee"), and AEI HOLDING COMPANY, INC., a Delaware corporation with offices at 1500 North Big Run Road, Ashland, Kentucky 41102 ("Guarantor");

                                   WITNESSETH:

      Lessor, in consideration of the rentals, royalties, covenants, agreements and conditions hereinafter specified on the part of Lessee, does hereby grant, demise, let and lease unto Lessee, its successor and assigns, all of the mineable and merchantable coal in the Hazard No. 5A coal seam (as that seam is commonly known and regardless of its formal geologic classification) and all overlying seams of coal, and the right to mine such other portions of above drainage seams as may be removed incidental to the installation of hollow fills (the "Coal") lying in, on and under those tracts of land (the "Property") depicted on the map which is attached hereto as Exhibit "A" and described more fully in the deed(s) and other instruments set forth on Exhibit "B" attached hereto together with the mining rights and easements appurtenant to the Coal and necessary for its removal, transportation and sale, subject to the following terms, conditions, and covenants which the Lessors and Lessee agree faithfully to perform:

                                    ARTICLE I

                                  TERM OF LEASE

      Section 1.1 The primary term of this Lease shall be for a period of five
(5) year(s), beginning upon final execution of this Lease Agreement, but this Lease shall be automatically extended after the primary term from year to year thereafter in perpetuity until all of the mineable and merchantable coal herein leased has been mined and removed from the Property by Lessee or until Lessee has ceased to use the Property in conjunction with its operations on adjacent or nearby lands, whichever last occurs.

                                   ARTICLE II

                              MINING RIGHTS GRANTED

      Section 2.1 Mining Rights and Methods. By way of enlargement, and not by way of restriction, Lessee shall have the exclusive right to enter and use so much of the Property as may be necessary for the exploration, excavation, mining, drainage, storage, cleaning, processing, transportation or removal of the Coal in, on, or underlying the Property by any surface coal mining method now existing or hereinafter devised, including contour strip, auger, area,

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mountaintop removal and present and future highwall mining techniques (but the use of auger and highwall mining techniques are subject to Lessor's prior approval as provided in Section 2.8 below), and the right to construct, operate and maintain upon the Property any and all buildings and improvements as may be necessary or convenient in connection with the mining, processing or removal of coal by Lessee, and including, but not limited to, the right to core drill and make crop openings, the right to use sand, stone, water and gravel from the Property free of charge, the right to construct power lines, power stations, gas, telephone and other public utility lines, waterlines, and water drains, mine buildings, shops, stockpiles, water reservoirs, silt dams, impoundments, and the right to establish refuse and waste disposal areas and the right to dump refuse and waste materials thereon. In addition, Lessee is granted the right to engineer, construct, maintain, use, operate, enlarge and relocate private, public, county or other roads across the Property at such locations as Lessee may deem necessary in connection with its mining operations. Notwithstanding the foregoing, in situ gasification or liquification are not approved methods of mining under this Lease without the further written agreement and consent of the Lessor.

      Section 2.2 Deposit and Use of Spoil. Lessee shall have the right to deposit anywhere upon the surface or sub-surface of the Property material which is produced in connection with the operations hereunder or from other lands or to take and use off the Property any such material for the purpose of utilizing the same in building of roads or other facilities as may be necessary or convenient for the operation of Lessee hereunder or to its operations upon adjacent or neighboring lands. It is understood and agreed by the parties hereto that any such spoil shall remain on the property in perpetuity.

      Section 2.3 Haulage Rights. Lessee, its permittees, successors and assigns, shall have the right to enter into, upon, over, or through the Property for the purposes of mining and transporting the Coal and coal from adjoining or other lands, with the right to use the roads for the purposes of transporting the Coal and coal from adjoining or other lands, including the right to store, land and market coal from adjoining or other lands upon the Property. The haulage rights herein granted are nonexclusive rights, and the Lessor shall have the privilege of permitting its other existing or future lessees of other coal upon the Property to utilize the Property in a similar fashion for transportation of coal from the Property and from other lands, provided such uses do not unreasonably interfere with the exercise of Lessee's rights hereunder.

      Section 2.4 Re-entry for Reclamation. It is expressly understood by the parties that Lessee's right to enter upon and use the Property shall include the license to re-enter the Property in the future if necessary to perform additional reclamation work to secure release of any reclamation bond or to comply with federal or state laws, rules or regulations pertaining to reclamation, and this right of entry shall be continuing in nature until the final release of any and all reclamation obligations by appropriate authorities whether or not the remaining provisions of this Agreement may have terminated or expired by their terms. Lessor shall not engage in any activities or operations nor allow any third party to engage in any operations on the Property which would preclude or unreasonably interfere with the fulfillment of Lessee's reclamation obligations or the full and complete release of any bond or other security held by any person or regulatory authority as security for reclamation of the Lessee's operations.

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      Section 2.5 Reservation of Rights. Lessor excepts and reserves from this
Lease all coal, mineral, oil and gas and mineral substances or combinations thereof other than the Coal which is herein leased, together with the exclusive right to mine, bore for, produce, store, manufacture and market such excepted oil, gas, other coal, mineral and mineral substances; and also excepts and reserves the right to build, maintain, operate and use roads, ways, tram roads, railroads, sidings, power lines, water and gas or oil pipelines, for any and all of the purposes aforesaid, provided such uses shall not unreasonably interfere with the exercise of Lessee's rights hereunder. Lessor further reserves all timber lying and being upon said leasehold on each and every tract upon which Lessor owns the surface or fee, of whatever species, and lessee agrees that before removing any timber upon said surface and/or fee land (which shall only be done in such a manner as to not unreasonably interfere with the exercise of Lessee's rights hereunder), reasonable notice (and in any event not less than three (3) months notice) shall be given by Lessee to Lessor in order that it may cut and remove timber affected by such mining. If any of such timber shall interfere with the mining operations of the Lessee, and should the Lessor fail to remove such timber after the giving of such notice, then Lessee may remove and destroy such timber without any liability to the Lessor hereunder. Lessor also excepts from this lease all rights previously conveyed to others concerning ownership and development of the Property or the Coal, other coal, oil, gas or other mineral resources of the same, and nothing herein contained shall be construed to abrogate or modify in any manner any of the rights or relationships of the parties thereunder. Except as may be dictated by the terms of prior grants of rights affecting the Coal or the Property, all of the rights of the Lessor reserved and excepted pursuant to this Section shall be exercised by Lessor, its successors and assigns with due regard for the requirements, convenience and safety of the operators of the Lessee hereunder, and unreasonable interference with said operations shall be avoided.

      Section 2.6 Compliance with Title Limitations. Lessor grants only such mining rights and privileges as it possesses or has acquired in the Coal or the Property under the deeds and other papers which are duly and properly executed and recorded and by which it or its predecessors claims title, and only insofar as Lessor has the legal right to grant such rights and privileges to the Lessee. Lessee shall ascertain what mining rights and privileges Lessor owns or may have previously conveyed to third parties and shall thoroughly familiarize itself with same and with the boundary lines of the Property before the removal of any Coal therefrom. Lessee covenants that it shall observe and perform all conditions, limitations and covenants with reference to the mining of the Coal contained in any of the instruments under which Lessor holds title or the Property is bound and to save Lessor harmless from the breach of such limitations or covenants as required by Section 11 below. If, in order to mine and remove the Coal by any of the mining methods specified herein, the Lessee shall need any rights, easements and privileges in addition to those currently owned by Lessor, including without limitation surface disturbance rights and pre-mining or post-mining consents or waivers, the Lessee shall be responsible for obtaining the same at its own expense.

      Section 2.7 Coordination with Other Operations. Lessee acknowledges that the various other seams of coal and oil, gas and other mineral rights existing within the Property are now or may be subsequently leased or otherwise conveyed to third parties. Lessee agrees that it will prosecute its mining operations under this Lease in such a manner so as not to violate any rights previously granted to third parties or otherwise unduly interfere with any past, existing or future operations by third parties. This covenant is personal to the Lessor and is not intended by

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the parties to create any rights, duties or obligations on the part of the
Lessee in favor of any such third parties. To the extent permitted by the terms of prior grants affecting the Property, the Lessor covenants that it shall exercise any retained rights under such grants consistent with the grant of rights to the Lessee hereunder.

      Section 2.8 Use of Auger or Highwall Mining Techniques. The Lessor and the Lessee agree that the use of existing or future auger or highwall mining techniques, including but not limited to the Addcar(TM) highwall mining technique, is expressly permitted under the Lease only in areas of the Property where such use has been approved in writing by the prior mutual consent of the Lessor and Lessee.

                                   ARTICLE III

                        CONDUCT OF DEVELOPMENT AND MINING

      Section 3.1 Control of Operations. The time, nature, location and extent of any and all of the mining operations of the Lessee and the cessation and resumption thereof shall be at the total discretion of the Lessee so long as this Lease remains in effect. Lessee shall mine the Coal and carry on all incidental work in all respects at its own expense and risk as a tenant or lessee in its own right; Lessor shall in no way be liable for any damage resulting from Lessee's operations, directly or indirectly, to persons or property. It is the intention of the parties that Lessee shall be an independent contractor with regard to any and all acts and operations performed and conducted by it under and pursuant to this Lease. Lessor shall have no right of supervision or control over the acts and operations of Lessee, the right of inspection and survey of the premises and the right of review and approval of general mining plans being solely for the purpose of assuring Lessor that the royalties paid hereunder accurately reflect the quantity of coal mined and removed from the Property and that Lessee is conducting its mining operations in general conformity with its covenants herein set forth.

      Section 3.2 Compliance with Laws. Lessee agrees to cause all development work and mining to be carried out in a careful manner, to conform its operations in all material respects to the labor, health and safety, mining and environmental statutes and regulations of the Commonwealth of Kentucky and of the United States, and to conform its operations in all material respects to the regulations of the various agencies of both, including but not limited to governmental requirements under the Surface Mining Control and Reclamation Act, the Clean Air Act, Water Pollution Control Act, Resource Conservation and Recovery Act, the Noise Control Act, Toxic Substance Control Act, the Comprehensive Environmental response, Compensation and Liability Act; the Federal Coal Mine Safety and Health Act of 1969, the Black Lung Benefits Act of 1972, the Federal Mine Safety and Health Act of 1977, the Black Lung Benefits Reform Act of 1977, the Black Lung Benefits Amendments of 1981, the Occupational Safety and Health Act, the Fair Labor Standards Act, KRS Chapter 224, KRS Chapter 342 and KRS Chapter 350. Lessee agrees that it shall be solely responsible for the compliance with such laws, including the duty to abate any violations or dangerous conditions and payment of any fines or penalties resulting therefrom. Lessee shall hold Lessor harmless from and against any liabilities or claims, if any, arising from the failure to comply with this
Section in the manner and to the extent required by Section 11 below.

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      Section 3.3 Diligent Development. Lessee covenants that it shall promptly take steps to secure all necessary permits or other legal consents or authorization to commence the mining of the Coal hereunder (Lessee expects said process to take approximately twelve (12) months) and thereafter diligently pursue same until obtained. Lessee covenants that it shall commence the actual mining of Coal hereunder promptly upon receipt of necessary governmental permits or approvals and that it shall continue mining the Coal thereafter with due diligence and without undue interruption. The payment of minimum advance royalties or other forms of compensation to the Lessor by Lessee shall not be deemed nor construed to defer, abrogate or otherwise modify the express obligations of the Lessee to develop the Coal on the Property in a diligent manner.

      Section 3.4 Standard of Mining. Lessee covenants to work and mine the Coal and to conduct all of its other operations hereunder in a prudent, efficient and workmanlike manner and to use and follow customary engineering practices. Lessee covenants to locate all dumps, spoil banks or hollow fills and silt dams and to dispose of all overburden and waste material safely so as to prevent damage or injury to roadways, streams and the property of adjacent landowners and riparian owners. Lessee shall so conduct its operations hereunder as not to violate any rights of lateral or subjacent support belong to any owner or lessee (other than Lessor) of the surface of any of the lands herein described, or pertaining to holders of rights of way for water, gas, or electric utility lines. The approval by Lessor of General mining plans submitted by Lessee hereunder shall not be construed to constitute a wavier of the requirements of this Section. Lessee shall hold Lessor harmless from and against any liabilities or claims, if any, arising from the failure to comply with this Section in the manner and to the extent required by Section 11 below.

      Section 3.5 Licenses, Permits and Bonds. Lessee shall at its expense obtain all required federal, state or local surface mining licenses and permits prior to commencement of coal mining operations under this Lease, and Lessee shall post all required bonds, letters of credit or other applicable surety for the completion of reclamation relating to its operations or to secure performance of other statutory obligations for its operations which may now or in the future be required by governmental authorities in conjunction with its operations. Lessee shall thereafter comply in all material respects with the provisions of such licenses, permits and bonds and indemnify and hold harmless Lessor from and against any liabilities with respect to Lessee's failure so to comply in the manner and to the extent required by Section 11 below.

      Section 3.6 Liens. Without Lessor's prior written consent, which Lessor may withhold in its sole and absolute discretion, the Lessee shall conduct its operations hereunder in such manner as to avoid the imposition upon the Coal, the Property or any improvements thereto, or the Lessee's leasehold interest therein, of any lien, charge, encumbrance or other claim for borrowed money, labor done or materials furnished whether imposed by KRS 376.140, 376.150 or other applicable statutory, common law or contractual provision or obligation. Lessee shall immediately discharge any such lien, charge, encumbrance or other claim which may be imposed upon the Coal, the Property or other interest therein; provided, however, that Lessee may, if it wishes to contest any such claim in good faith, post a bond in favor of Lessor with good and sufficient surety or provide other security and assurances satisfactory to Lessor in lieu of discharging same. Nothing herein contained shall be construed to constitute Lessor's consent to the performance of labor or the furnishing of materials by any third party under circumstances which could give rise to the imposition of a lien hereunder, and lessee shall not be authorized or

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deemed to act as an agent or representative of Lessor for purpose of contracting for any labor, materials or other improvements required as part of Lessee's operations hereunder. Lessee shall not otherwise pledge, encumber or suffer the creation of any liens, charges or encumbrances, directly or indirectly, voluntary or involuntary, by operation of law or otherwise against the Property, the Coal or its leasehold interest under this Lease without the prior consent, in writing, of Lessor. Nothing contained in this Section shall preclude the Lessee from granting to third parties any security interest in its own equipment and other personalty which may be upon the Property from time to time or from granting a security interest in Lessee's accounts receivable for the Coal sold from the Property; provided, however, that such security interests as may be granted by Lessee shall not take priority over the lien or claim of the Lessor to payment for royalties for Coal actually mined and removed from the Property which shall in all respects remain a first and prior lien or claim hereunder unless the Lessor shall otherwise consent in writing.

      Section 3.7 Mine Plans and Maps. Lessee agrees to employ a competent and experienced mining engineer who shall make accurate surveys and prepare plans and maps for the mining operations of the Lessee upon the Property. Such surveys, plans and maps shall show in reasonable detail all coal seams being mined or to be mined, seam elevations and thicknesses, refuse disposal areas, the extent, location, length and width of coal pits, the edges and toes of spoil, highwalls or faces of coal, sedimentation ponds and other structures, leasehold boundary lines, property lines, rights of way, and any other information reasonably required by Lessor or by governmental authorities from time to time. Mining plans and maps requested to be delivered by Lessee to Lessor shall be, unless otherwise requested or required by law, on a scale of four hundred (400) feet to the inch. Mining plans shall be furnished by Lessee to Lessor prior to submittal of the initial application for mining permit in any area and prior to any major change to the mine plan. Lessor shall have ten (10) days after submittal of any mining plan in which to notify Lessee in writing of Lessor's rejection of such plan, which rejection may only be for a reasonable purpose or purposes, and shall specify with particularity such reasons. Failure of Lessor to timely object to the plan as set forth herein shall constitute Lessor's approval of such mining plan. Time is of the essence with respect to the compliance by Lessee and Lessor of the obligations pursuant to this Section. After approval of a mining plan, the Lessee shall not thereafter deviate in any material respect from the mining plan without the written consent of the Lessor. In addition to mining plans which may be submitted in advance of operations, after the commencement of mining the Lessee shall furnish the Lessor with mine maps, including pit survey maps, showing any "as-mined" operations of the Lessee on the Property which shall be updated not less frequently than quarterly as of April 30, June 30, September 30 and December 31 of each year. The map prepared for production through December 31 of each year shall be accompanied with a statement describing the acreage of each seam of coal mined, abandoned, or lost as a result of production during the year and a statement of remaining coal in each seam, in form satisfactory to the Kentucky Revenue Cabinet for purposes of assessment of unmined minerals taxes as of January 1 of the succeeding year.

      Section 3.8 Core Drilling or Other Exploration. In the event Lessee shall conduct core drilling or other exploration operations upon the Property as a part of any of its operations under this Lease, it shall furnish to Lessor accurate copies of all reports, drill logs, and analyses of the quantity and quality of the Coal or other coal sampled thereby. Lessor shall make available to

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Lessee all reports, drill logs and analysis of the quantity and quality of the coal in its possession or readily available to Lessor.

      Section 3.9 Definition of "Mineable and Merchantable". The term "mineable and merchantable" as used in reference to the Coal herein, means Coal which when reached in the normal mining process could be mined at a profit by the use of good business practices and up to date mining machinery and by the use of industry standard mining and cleaning methods under the supervision of qualified mining engineers and mining personnel. Provided, however, that when in the mining process local conditions shall render a particular section or area of the mine unprofitable under the foregoing definition, such particular section shall be determined to be unmineable and unmerchantable only after due consideration of all relevant factors, including but not limited to the following factors: (1) the area of Coal beyond the local conditions which will be lost or rendered unmineable or otherwise adversely affected; (2) the extent and nature of the local condition; (3) past experiences, if any, with similar condition in the mine; (4) anticipated costs in overcoming the condition as compared to the loss of or adverse effects upon the Coal beyond the condition; (5) the past and present profitability of the mine as a whole; and (6) whether requiring the Lessee to mine such Coal is reasonable under all of the circumstances.

      Section 3.10 Abandoned and Lost Coal. Lessee shall not retreat from, bypass or otherwise abandon or render unmineable any Coal which has not previously been stipulated by the parties through approved mining plans to be not "mineable or merchantable" without having first given Lessor at least ten
(10) days written notice thereof, defining the area and the tonnage proposed to be abandoned and giving the reasons therefor. Any dispute between the Lessor and Lessee as to abandonment of Coal shall be submitted promptly to a qualified engineer mutually acceptable to the parties, and his decision shall be binding. In the event the parties are unable to agree upon the selection of an engineer, the dispute shall be submitted promptly to binding arbitration as provided in
Section 23 below. The failure of Lessee to afford Lessor prior notice of its intention to retreat from, bypass or otherwise abandon or render unmineable any Coal under this Lease shall create a rebuttable presumption that such Coal was "mineable and merchantable" which may be overcome by a preponderance of the evidence to the contrary. Lessee shall pay royalty at the rate stipulated herein for all mineable and merchantable Coal, whether in place or mined, which is abandoned, lost in place, or destroyed by fire, explosion or other means, if such loss is proximately caused by the negligence of Lessee, its employees, contractors, agents or other representatives. Calculation of royalty due for such Coal shall be based upon the most recent tonnage rate and gross sales price data for comparable quality coal sales by Lessee for the six (6) months preceding the date the Coal was determined to have been lost or at the minimum royalty rate specified in the Lease if no comparable data is available. Coal which is lost in place shall be paid for on the basis of an assumed recovery rate of Ninety Percent (90%) or the rate of actual recovery based upon Lessee's prior experience in the same coal seam on the Property, whichever is less. If Lessee subsequently mines and removes any Coal which has been bypassed and paid for within the contemplation of this Section, Lessee shall not be liable for any additional royalty for such Coal.

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                                   ARTICLE IV

                                WARRANTY OF TITLE

      Section 4.1 Special Warranty. The Lessor warrants specially the title to the Property and to the Coal, mining rights and privileges hereby leased and let unto the Lessee and not otherwise. Provided, however, if the title of the Lessor to any of the mineable and merchantable Coal, the right to mine and remove which is hereby leased, shall be defeated by the holder of an outstanding superior title, by reason whereof the any of the mineable and merchantable Coal is lost to the Lessee, and the same is adjudged by a court of last resort in the Commonwealth of Kentucky or of the United States, then in that event no royalty shall be paid to Lessor by Lessee on account of the Coal so lost. If royalty on the Coal so lost to the holder of such outstanding superior title has already been paid to Lessor by the Lessee, then Lessor shall repay to the Lessee such royalty together with interest if and to the extent that an award of interest is made in favor of the holder of superior title, but no additional recovery shall be had against the Lessor by reason thereof. In the event the Coal so lost is purchased by the Lessor, which it may do, the same forthwith shall become a part of the leasehold as though included herein by perfect title in the first instance. For informational purposes only, and without warranting the adequacy or accuracy of the contents thereof, the Lessor has provided Lessee with a copy of that certain Commitment for Title Insurance of Commonwealth Land Title Insurance Company effective January 12, 1998, relating to the Lessor's acquisition of certain property from Triple A Minerals, L.L.C.

      Section 4.2 Proportionate Reduction of Royalty. If Lessor actually owns a lesser interest in the Coal and property rights herein leased than the entire and undivided fee simple interest therein, then all advance and production royalties hereunder shall be paid to Lessor only in the proportion that its actual interest bears to the whole and undivided fee simple estate in the Coal and rights herein granted.

      Section 4.3 Defense of Title and Trespass Claims. In all suits against the lessor wherein the title to the Coal or the Property herein leased shall be placed in issue and all such suits against the Lessee (when the Lessor shall be timely notified by the Lessee) shall be defended by, and at the exclusive cost of the Lessor as to the issue of title, but the Lessee may on its own account and at its own expense, have associate counsel in any such litigation. However, until such time as title is actually controverted or otherwise placed into issue by an adverse claimant, it shall be the duty of the Lessee to protect the Coal and the mining rights and privileges granted hereunder against trespass and to take such action and to conduct all such proceedings as may be necessary to that end. All suits involving trespass upon the leasehold interest of the Lessee shall be prosecuted or defended by the Lessee at its cost and expense, but the Lessor shall supply such information as it may have and assist generally in the prosecution or defense of such litigation, including issues other than the validity of Lessor's title.

      Section 4.4 Disclaimer of Warranties. Lessor disclaims any express or implied warranty regarding the existence, quantity, quality, mineability or merchantability of the Coal located in or under the Property. The use of any name conforming to the geological designation of a coal seam shall not be taken or construed as a warranty by said description, it being understood and acknowledged by Lessee that the use of such name is employed for general

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reference purposes only and may not be geologically exact; nor shall the furnishing of any exploratory data, analyses or samples to Lessee constitute a representation that such data is accurate and/or complete, or a warranty that the Coal conforms to any such data, analyses or samples. The Property is leased by the boundary and not by the acreage. Lessor discloses to the Lessee that mining operations have been prosecuted in, on and under the Property, and that coal seams above and below the Coal have heretofore been developed. Lessor disclaims any warranty or representation, express or implied, regarding the condition of the Property (or any mine entries, working places, structures or surface conditions), the use or occupation that may be made of the Property, the income that may be derived therefrom or otherwise. Lessee acknowledges the foregoing, and further acknowledges that (1) it has made such independent examination of data concerning the Property as it deems advisable; (2) it has inspected the Property and is familiar with the physical condition thereof; and
(3) it is sufficiently informed as to existing conditions and limitations applicable to the Property which may be set forth in Lessor's title instruments or imposed by law, ordinance or governmental regulation. Lessee accepts the Property "as is."

                                    ARTICLE V

                              PRODUCTION ROYALTIES

      Section 5.1 Production Royalties. Lessee shall pay to Lessor for each ton of two thousand (2000) pounds of Coal that is mined, removed and marketed from any tract of the Property on which Lessor owns both the surface and the Coal, production royalty in the amount of Three Dollars ($3.00) or Ten Percent (10%) of the monthly average gross sales price actually received for such Coal, whichever is greater. Lessee shall pay to Lessor for each ton of two thousand
(2000) pounds of Coal that is mined, removed and marketed from any tract of the Property on which Lessor owns the Coal but not the surface, production royalty in the amount of Two and 50/100 Dollars ($2.50) or Eight Percent (8%) of the monthly average gross sales price actually received for such Coal, whichever is greater. The term "gross sales price" as used herein means the sales price to the ultimate consumer F.O.B. at each shipping point after final preparation and loading and without deduction of commission or selling expenses. However, Coal sold for export, transshipment by lake or to independent coal yards, or under comparable conditions, if in bona fide arm's length transactions, shall be considered as sold to the ultimate consumer. Sales of Coal to coal sales or brokerage companies affiliated with Lessee, sales by, to or among parent or subsidiary corporations or other entities owned by or under common ownership or control with Lessee or to any officer, director or agent for any of the foregoing shall not be considered as sold to the ultimate consumer unless (1) Lessor shall have furnished its prior written consent to such sale; and (2) the purchaser in such transaction shall grant prior written consent for Lessor, or its agents or representatives to audit purchaser's records in relation thereto; and (3) the sales price of the Coal shall meet or exceed the average sales price of similar quality coal sold from the Hazard Coal Field by Lessee and others under reasonably similar type sales.

      Section 5.2 Calculation of Tonnage. Lessee covenants that it shall keep a proper account of the tonnage of Coal mined from the Property as well as a proper account of the tonnage of coal mined from other lands which may be commingled with the Coal for purposes of sale. In determining the tonnage of Coal mined and removed from the Property, net truck

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weights ascertained from scale facilities approved in advance by Lessor shall be utilized. Such scale facilities shall be tested and calibrated periodically at Lessee's expense by a competent and qualified independent licensed weightmaster to insure accuracy, and the results of such testing shall be certified to Lessor. Royalty payments shall be calculated and paid on a "clean coal" basis for Coal which is required to be washed or otherwise processed to remove impurities. For purposes of calculation and payment of royalties, "clean coal" includes mine run Coal of adequate quality which is sold by Lessee to its customers without washing or preparation. No reduction in royalties payable hereunder shall be permitted for moisture, ash or other impurities in the product sold to the ultimate consumer. Should there arise any dispute between the Lessor and Lessee as to calculation of tonnage of Coal reported and used for the payment of royalty hereunder, the Lessor and Lessee shall share equally the cost to employ a mutually acceptable, independent, certified engineer or laboratory, as the case may be, to verify the tonnage using ASTM methods for laboratory analyses and standard engineering practices for calculation of tonnage mined, removed and sold from the Property. Lessee and Lessor shall cooperate fully with said engineer or firm and make available all maps, reports or other data reasonably requested by him to complete his work. The determination of tonnage by the engineer selected pursuant to this Section shall be as fully binding upon the parties and enforceable as though it were a final award reached in arbitration under the United States Arbitration Act, Title 9 of the United States Code. In the event the parties are unable to agree upon the selection of an engineer or firm, the dispute shall be submitted promptly to binding arbitration as provided in Section 23 below.

      Section 5.3 Payment Date. All production royalties shall be paid by Lessee to Lessors on or before the 20th day of each and every month for all of the coal mined and removed from the Property during the previous calendar month. Late payments shall bear interest from the due date until paid at the rate of Eight Percent (8%) per annum.

                                   ARTICLE VI

                            ADVANCE MINIMUM ROYALTIES

      Section 6.1 Advance Royalty for First Lease Year. Lessee shall pay to Lessors an advance minimum royalty of Eight Hundred Seventy Eight Thousand Seven Hundred Fifty and no/100 Dollars ($878,750.00) during the first year of the term of this Lease, payable in four equal installments of Two Hundred Nineteen Thousand Six Hundred Eighty Seven Dollars and Fifty Cents ($219,687.50) on or before March 31, 1998, June 30, 1998, September 30, 1998 and December 31, 1998. Advance royalty payments made pursuant to this Section shall be recoupable as provided in Section 6.3 below.

      Section 6.2 Annual Advance Royalty. During the second year of the term of this Lease and in each succeeding year until the exhaustion of all mineable and merchantable Coal from the Property, Lessee shall pay Lessors an advance minimum royalty equal to One Million Five Hundred Thousand and no/100 Dollars ($1,500,000.00), payable in four equal installments of Three Hundred Seventy Five Thousand Dollars ($375,000.00) on or before March 31, June 30, September 30 and December 31 of each such year. Advance royalty payments made pursuant to this Section shall be recoupable as provided in Section 6.3 below.

      Section 6.3 Right of Recoupment Against Production Royalties. Should Lessee fail in any year to mine sufficient Coal from the Property to pay production royalty equal to the amount of the advance minimum royalty payments required to be paid pursuant to this Article, then Lessee shall have the right in any one of the immediately succeeding five (5) years (if this Lease then remains in effect), and after sufficient Coal has been mined to satisfy advance minimum royalty payments in each such year, to mine sufficient Coal from the Property free from production royalty to recoup or reimburse itself for any advance royalties paid pursuant to Sections 6.1 or 6.2 in excess of production royalties in such preceding year(s); but in no event shall any credit be carried forward to any subsequent year for any production royalty paid in excess of the required minimum annual requirement during any given year.

      Section 6.4 Existence of Mineable and Merchantable Coal. The obligation of the Lessee to pay advance minimum royalties hereunder shall continue during the term of this Lease so long as any mineable and merchantable Coal remains to be produced from the Property. The depletion of or non-existence of mineable and merchantable Coal shall not be a defense to any claim for unpaid or delinquent advance minimum royalty which accrued under the Lease prior to (1) notification of Lessor by Lessee of the depletion of or non-existence of mineable and merchantable Coal; and (2) the surrender to Lessor of this Lease and possession of the Property.

                                   ARTICLE VII

                  ACCOUNTING, REPORTING AND RIGHT OF INSPECTION

      Section 7.1 Accounting and Record Keeping. Lessee shall furnish to Lessors, at or before each monthly payment of royalty, a certified statement of the number of tons mined and removed from the Property, the average gross sales price of such coal, the balance of any recoupable advance minimum royalty recouped or recoupable for the applicable period and any other readily available information reasonably requested from time to time by Lessor. Lessee shall keep accurate books of account of all of the Coal mined and removed from the Property, which books shall be open to the inspection of Lessors, their agents and attorneys, at all reasonable times. Lessee shall maintain all of its records pursuant to this Section for a period of not less than three (3) years following the conduct of any mining reported therein. In the event of a dispute concerning Record keeping by Lessee, the Lessee shall cooperate in good faith with Lessor and Lessor's representatives to exercise Lessee's rights of access, if any, to inspect the records of any trucking, tippling, coal brokerage firm or customer to independently verify the accuracy of Lessee's books and records.

      Section 7.2 Audit of Records. All of Lessee's records pertaining in any manner to this Lease shall be subject to being inspected or audited by Lessor, or the authorized representative(s) of Lessor, during normal business hours and upon reasonable advance notice to Lessee. Such inspections/audits shall not take place at more frequent intervals than six months except upon good cause shown. Should any such audit show an underpayment of Lessee of royalties and other payments due hereunder in any amount of less than Fifty Thousand Dollars ($50,000.00) in any one calendar year, Lessee shall promptly pay all of said deficit together with eight percent (8%) interest per annum thereon from the date said sum or sums were due until paid; and if said deficit shall amount to more than Fifty Thousand Dollars ($50,000.00), Lessee shall promptly pay all of said deficit together with eight percent (8%) interest per annum thereon from the date said sum or sums were due until paid and the total cost of the audit. In case of disagreement as to the sums due, the parties shall name an independent nationally recognized auditing firm to re-audit said books and records, the cost of any such re-audit to be shared equally by Lessor and Lessee. In the event the parties are unable to agree upon a mutually acceptable auditing firm to re-audit the books and records, the dispute shall be submitted promptly to binding arbitration as provided in Section 23 below.

      Section 7.3 Right of Physical Inspection. Lessor's representatives shall have the right to enter in and upon the Property at reasonable times for inspection purposes, to make surveys and to measure the Coal, and for such other rightful purposes as may be deemed necessary; provided, however, that physical inspection of the Property shall be at Lessor's sole risk and liability, Lessor's representatives shall comply with all safety requirements and reasonable rules or procedures required by Lessee, and Lessee shall have no liability to Lessor, its officers, agents or employees for personal injury or property damage sustained while inspecting the Property, and Lessor shall indemnify and hold harmless Lessee with respect to the same.

                                  ARTICLE VIII

                                PAYMENT OF TAXES

      Section 8.1 Taxes. Lessee agrees to pay all taxes, assessments, and governmental charges that may be levied or assessed against the property, property rights, and privileges hereby leased and let, or against Lessor as owner thereof, including, but not limited to ad valorem tax and unmined minerals taxes; and to pay all taxes on all equipment, improvements, or betterments erected or placed thereon by Lessee, and upon all Coal mined or produced hereunder; and in the event any such taxes, assessments, or governmental charges payable by Lessee are paid by Lessor, which it may do, the same shall be promptly paid to it by Lessee. In the event same is not paid within thirty (30) days from the date of the invoice from Lessor to Lessee, same shall bear interest at the rate of twelve (12%) percent per annum until paid. Lessee agrees to pay all taxes or assessments that may be levied or assessed by the United States of America, the Commonwealth of Kentucky, or any county or taxing district upon the production or output of coal produced from the Property, or based thereon, whether levied or assessed against Lessor or Lessee. All such taxes, assessments, and governmental charges, general or special, shall be paid promptly by Lessee as the same become due and payable, and Lessee covenants that it will exhibit to Lessor at any time upon request, legal evidence of the payment of all such taxes, assessments, and governmental charges. Lessor shall cooperate with Lessee to contest in good faith any tax assessment which Lessee may specify, but the Lessee shall indemnify and hold harmless the Lessor against any expense or liability, including but not limited to fines and penalties, arising from contest of such assessment or the nonpayment of such tax as and to the extent provided in Section 11 below. Lessor shall pay all income taxes levied or assessed against it by any taxing power vested with the authority to levy same.

                                   ARTICLE IX

                                  FORCE MAJEURE

      Section 9.1 Prevention of Performance. If Lessee is unable to perform any of the terms or covenants of this Lease Agreement by reason of damage or delay resulting from acts of God, acts of the public enemy, insurrections, riots, labor disputes, boycotts, labor and material shortages, fires, explosions, floods, breakdowns of or damage to plants, equipment, or facilities, interruptions to transportation, embargoes, acts of military authorities, or any other condition beyond its control which prevents the mining, sale, delivery and/or loading of the Coal, Lessee shall be excused from performance of its obligations hereunder (except for the obligation to pay advance minimum royalties) during the period of such prevention, and the time for performance of such obligations shall be extended for a period equal to the period or periods of prevention.

      Section 9.2 Notice and Mitigation. If because of force majeure Lessee is unable to carry out its obligations under this Lease Agreement, it shall promptly give notice in writing to Lessor of such force majeure and exercise reasonable diligence to remove the cause of the force majeure except that Lessee shall not be required to settle strikes or other labor difficulties contrary to its own judgment.

      Section 9.3 Right of Termination. In the event that Lessee is precluded from performing its mining obligations by any force majeure pursuant to this Article, and if the cause of such force majeure shall not be removed for a period of Six (6) months, or if the aggregate period of all such force majeure events declared by Lessee under this Lease shall exceed eighteen (18) months, then Lessor may at its sole election terminate this Lease.

                                    ARTICLE X

                             DEFAULT AND FORFEITURE

      Section 10.1 Default. It is mutually covenanted by and between Lessor and Lessee that all of the terms, conditions, covenants, stipulations and agreements to be performed and observed by Lessee hereunder, and the covenant of Lessee to perform and observe the same shall inure to the benefit of Lessor, and Lessor may, by proper action at law or suit in equity, re-entry, distress or other property proceedings, enforce any and all of said terms, conditions, covenants, stipulations and agreements and the covenants of Lessee to perform and observe the same. In case Lessee shall fail in the performance of observance of any of the terms, conditions, covenants, stipulations and agreements, and any such failure as to any of such terms, conditions, covenants, stipulations and agreements shall continue for the period of thirty (30) days after Lessor shall have given written notice of such default to Lessee or shall use the Property herein described contrary to the provisions or limitations hereof and such use shall continue for a period of thirty (30) days after Lessor shall have given written notice thereof to Lessee, then in either or any of said events and as often as the same may occur, Lessor shall have the right to forfeit and terminate this Lease, and the terms created thereby and all of the rights and privileges of Lessee under this Lease, seek damages and re-enter upon the Property by its agent or agents and the same again have, repossess and re-enjoy it as fully as if this Lease had never been executed, but it shall not be necessary for Lessor to make any such re-entry in order to enforce any such forfeiture, or in order to bring any action or suit for damages or to recover the demised premises; and a waiver by Lessor of any particular cause of forfeiture shall not prevent the forfeiture and cancellation of this Lease or claim for damages for any other cause of forfeiture or for the same cause occurring at any other time.

      Section 10.2 Rents Reserved Upon Contract. In addition to the production royalty specified in Section 5.1 and the minimum royalty specified in Section
6.1 and 6.2 hereof, any and all payments which Lessee is required to make hereunder to or for the benefit of Lessor shall be deemed additional rents and royalties and considered as rents reserved by Lessor upon contract and all remedies now or hereunder given to landlords by the laws of the Commonwealth of Kentucky for collection of such rents shall exist in favor of Lessor, in addition to any rights and remedies specified herein. If any of the royalties, rentals or other payments shall remain unpaid for thirty (30) days after the same shall become due and payable, as herein provided, and thirty (30) days after notice of such default has been given to Lessee in writing, Lessor shall have the right to enforce the payment thereof by remedies given by law to landlords against delinquent tenants for non-payment of rent; and not only shall the personal property of Lessee on the Property be subject to distress as contemplated and directed by law, but Lessor may also enter upon the Property and sell the interest of Lessee hereunder, or any part thereof together with improvements thereon, for the default in the payment of the royalties, rentals, and other payments as aforesaid, and at any sale of this leasehold, or any part thereof, or of the improvements or the personal property made or placed by Lessee on said leasehold, Lessor shall have the right to become the purchaser thereof free from any and all claims of Lessee. Lessor's entitlement to royalties and minimum advance royalties shall not be impaired by Lessor's re-entry. The remedies for the collection of unpaid royalties herein provided are in addition and supplemental to all other provisions and remedies of Lessor in this Lease for the redress of defaults hereunder. The obligation of Lessee to pay royalties and rents are indivisible obligations and continuing defaults of any payments can be sued on in one cumulative action with the balance due continually accruing.

      Section 10.3 Liens Reserved Upon Contract. A lien is hereby reserved and imposed upon all improvements, buildings, structures, equipment, machinery, mining records, proceeds from any insurance policies, and other personal property of Lessee at any time acquired for use in connection with Lessee's operations on the Property, as well as upon the Lessee's leasehold interest in the Property created hereby, to secure the payment of any and all said sums. Lessee agrees that Lessor shall, and does hereby have as additional security for the performance of all of the terms of this Lease, a further lien upon all the mined Coal or other coal on the leasehold or in stockpiles used in connection therewith, and upon all improvements and personal property made or placed by Lessee on said leasehold. Said lien is in addition to all other statutory liens and is given as further security for the payment of the royalties, rentals, and other payments herein provided, and for the performance of each and all of the covenants in the Lease contained, upon the part of Lessee to be observed, kept, and performed. Lessee shall execute, upon request and from time to time, any financing statement or other instrument or writing which Lessor may require in order to perfect the security interests created hereunder.

      Section 10.4 Remedies are Cumulative and Non-Exclusive. All the provisions contained herein for forfeiture of the Lease, collection of royalty, rentals, or other payments or for the enforcement or protection of the rights of Lessor shall be deemed cumulative and not exclusive, and shall not deprive Lessor of the benefit of any other legal, statutory, or equitable remedies, or other remedies in this lease provided.

      Section 10.5 Limited Right of Entry after Termination. Notwithstanding a valid forfeiture or other termination of this Lease, Lessee shall nevertheless have the continuing right of entry upon the Property for the purpose of complying with federal and state mining laws and regulations relative to its operations conducted on the Property, including, but not limited to, the right to re-distribute materials, contour the lands, remove ponds and re-vegetate the lands to the extent required by law; provided, however, that nothing contained herein shall authorize any Coal removal, wheelage of coal or the exercise of the other general mining rights and privileges associated with the Lease as a part of Lessee's reclamation operations hereunder unless Lessor shall first give its express consent in writing.

      Section 10.6 Bankruptcy or Insolvency. Lessee agrees that, excepting only voluntary reorganization proceedings wherein Lessee shall be and remain a debtor in possession, if at any time it should be place into voluntary or involuntary bankruptcy, bankruptcy reorganization proceedings, or receivership, or permit or suffer any assignment for the benefit of creditors, this Lease shall immediately become henceforth null and void and canceled.

      Section 10.7 Reversionary Interest. Upon termination of the Lease, whether by forfeiture, expiration or otherwise, all of the improvements placed by Lessee in, under, or upon the Property shall be removed within six (6) months of such event, and failure to do so shall be deemed abandonment of the same by Lessee. Lessor shall have the right, but not the obligation, to re-let the Property or portions thereof to new lessees, and Lessee shall allow any new lessee of the Property to succeed to any mining permits(s) or license(s) which Lessee may hold upon termination, provided Lessee is requested to do so. In the event Lessee shall have acquired by purchase, lease or otherwise any coal, surface or mining rights within the boundary of the Property during the term of the Lease, then Lessee shall offer to convey same to the Lessor or to Lessor's designee at its then fair market value. Lessor shall have not less than sixty (60) days after termination or after such offer, whichever is later, in which to accept or reject such terms, and if Lessor rejects such terms then Lessee may offer the mineral or surface interests to third parties; provided, however, that Lessee shall thereafter for a period of five (5) years continue to grant Lessor or Lessor's designee a right of first refusal to acquire any such property or property interest subsequently proposed to be sold.

                                   ARTICLE XI

                          INDEMNIFICATION AND INSURANCE

      Section 11.1 Indemnity. Lessee will indemnify and save harmless Lessor, its successors and assigns, from any and all loss and/or liability for claims, demands, suits, or causes of action in law or equity for damages and injuries, including loss of the use thereof, and also including, but not limited to, roads, pipelines, structures, or improvements of any nature, arising out of (or claimed to have been caused by) or in any manner related to, Lessee's operations in and about the Property, whether groundless or not, Lessee further hereby covenants and agrees to indemnify, save harmless and defend Lessor, its successors and assigns, from any and all loss, liability and/or damages arising out of, or in any manner related to any breach of covenant, condition, or act of default by Lessee under this Lease. In the event there shall arise at any time whensoever any claim for damages, or any other lawful claim of any kind whatsoever, growing out of or arising from Lessee's operations hereunder, or by virtue of anything done pursuant to the terms of this Lease, and any such claim or claims shall be asserted against Lessor, its successors or assigns, either jointly with Lessee or severally, Lessee agrees and binds itself, at its own cost and expense, to defend any and all such claims and to save harmless Lessor in all respects from liability by reason thereof. However, in any such event, Lessor may, at its own expense, employ its own counsel to represent it and to make any defense it may have, either jointly or severally, to any such claim or claims. The insurance which Lessee is required to obtain under Section 7.2 shall not be deemed a limitation on any liability of Lessee but shall be additional security therefor. The indemnity provisions of this Section shall survive termination and performance of this Lease and includes any environmental liabilities, whether arising under environmental laws in force as of the effective date of this Lease or any such laws that may be enacted while Lessee is operating hereunder, so long as such liabilities arise directly from Lessee's operations hereunder. Lessee shall not be responsible for any pre-existing environmental liabilities or environmental liabilities resulting solely from any activities of Lessor on the Property.

      Section 11.2 Insurance.

            (a) Types of Insurance. In addition to, and not in limitation of, its obligations to indemnify Lessor hereunder, Lessee shall, at its sole expense, procure and maintain in full force and effect, the following insurance coverage:

                  (1) Commercial general public liability insurance against claims for bodily injury, death, or property damage, occurring in or about the Property consistent with prevailing industry standard in an amount not less that Five Million Dollars ($5,000,000.00), or such higher amount as Lessor may from time-to-time reasonably request to bring such amount in line with the prevailing industry standard, in respect of bodily injury or death to any one person or for property damage, all arising out of one occurrence. The commercial general public liability insurance shall provide coverage against losses arising out of the legal liability of the Lessee due to the maintenance of the Property and coal mining operations of the Lessee including, without limitation, losses from the following categories as these terms are generally understood in the insurance business: (i) premises and operations liability; (ii) contractual liability; (iii) contingent liability; (iv) products liability; (v) automobile liability including hired vehicles liability, non-owned vehicles liability and liability arising out of employees' use of personal vehicles for company business; and (vi) to the extent available at a reasonable cost in Lessee's good faith discretion, liability from subsidence, pollution or contamination of water, gob pile slides and movement of overburden.

                  (2) Insurance adequate to fully satisfy Lessee's legal obligations under any state or federal workers' compensation statute including, without limitation, obligations with respect to pneumoconiosis or "black lung." Lessee may, however, self-insure against liability for workers' compensation (including occupational disease) to the extent permitted by state and federal law and, to such extent, Lessee may then satisfy its obligation to Lessor under this Paragraph by meeting the requirements for self-insurance imposed by statutes, regulations, rulings, and other laws of the state and federal agencies administering the same, provided that

Lessee's funding of such liabilities shall be at least one hundred percent (100%) of the amount of such liabilities. Lessee acknowledges that it is, and shall be deemed to be, the operator of any coal mine located on the Property with respect to any claim for black lung benefits ("benefits") filed by or on account of any of its employees or former employees. Lessee shall require any other person who operates, controls or supervises a coal mine or performs services or construction at any time on the Property or who otherwise may be liable for the payment of benefits, to secure the payment of such benefits to or on account of employees or former employees in accordance with the terms hereof and shall provide Lessor, at least annually and more often upon request, with the evidence thereof required hereunder.

            (b) Form of Insurance. All insurance required under this Article shall name Lessor as an additional insured and shall contain a provision for notice to Lessor of any overdue or unpaid premium and thirty (30) days' advance notice to Lessor of any proposed cancellation or change in coverage. Each policy of insurance shall be written as an "occurrence" contract unless the policy is available only on a "claims made" basis in which case Lessee shall continue such contract after the termination, expiration, cancellation or forfeiture of this Lease for a period of five (5) years or until final release of Lessee's environmental reclamation bonds required by any regulatory authority, whichever is the later to occur.

            (c) Suspension of Operations During Lapse of Insurance. If at any time any of the insurance coverage or any of the conditions required by law for self-insurance as provided for in this Lease shall cease to be in force and effect, Lessee shall immediately notify Lessor of that fact. Lessee shall also immediately suspend all operations hereunder until such insurance coverage has been reinstated or such conditions required for self-insurance have again been met. Any such cessation shall not suspend or terminate the minimum royalty obligation of Lessee hereunder, nor shall any such cessation in any way affect Lessee's obligation to diligently mine the Property.

                                   ARTICLE XII

                                     NOTICE

      Section 12.1 Any notice required or permitted to be given to either party hereunder shall be deemed effective if deposited in the United States mail, duly registered or certified, with postage prepaid to the parties at their respective addresses as set forth in the preamble to this Agreement. Either party may change his address for purposes of receipt of notice upon two (2) days prior written notice to the other parties.

                                  ARTICLE XIII

                                WAIVER OF RIGHTS

      Section 13.1 The failure of either party hereto to insist in any one or more instances upon strict performance of any provision of this Lease Agreement by the other party hereto, or to take advantage of any of its rights hereunder, shall not be construed as a waiver of any such rights in respect of any subsequent non-performance of such provision, but the same shall continue and remain in full force and effect. Any waiver of rights or remedies by either party under this Lease must be in writing and signed by the party to be charged therewith. No course of conduct, delay or omission on the part of the parties to exercise any right, remedy or lien accruing upon any default or forfeiture by Lessee hereunder shall impair, prejudice or waive any such right, remedy or lien. The receipt and retention of royalties or other payments otherwise due under the terms of this Lease shall not operate as a waiver of or otherwise estop the parties from enforcing any rights or remedies available to it under the terms of this Lease.

                                   ARTICLE XIV

                             ASSIGNMENT AND SUBLEASE

      Section 14.1 Prohibition on Transfer. The parties hereto agree that a major part of the consideration for entering into this Lease is the representations of Lessee and the belief of Lessor that Lessee has (a) the expertise and ability to install, operate and maintain a mining installation on the leasehold sufficient to adequately mine all of the mineable and merchantable Coal therein in a good and workmanlike manner; (b) the necessary financial resources and coal marketing ability; and (c) the reputation for honesty and integrity and the standing in the coal mining industry as an expert, reliable and dependable producer and marketer of coal. Therefore, Lessee and Lessor agree that this Lease is strictly personal to Lessee and that Lessee shall not mortgage, encumber, assign, convey, lease, underlet or sublease hereunder without the written consent of Lessor for that purpose being first had and obtained, which shall not be unreasonably withheld. This paragraph shall not be construed to prohibit Lessee from utilizing contract miners or to prohibit assignment or sublease transactions with wholly-owned corporations and subsidiary or affiliated companies, provided the Lessee or individual sublessee guarantees the performance of all of the terms and conditions of this Lease. Any such transferee corporation, subsidiary or affiliated company shall not be subsequently sold, merged, or transferred so as to violate the intent and purpose of this paragraph prohibiting assignments and transfers.

      Section 14.2 Bankruptcy or Insolvency. A reorganization proceeding under the provisions of the Federal Bankruptcy Act (Title II, U.S.C.) shall not be deemed an assignment or transfer in violation of this paragraph provided Lessee shall continue to operate the mines on this leasehold as a debtor in possession, shall comply in all other respects with the provisions of this Lease and shall provide Lessor with adequate assurances of its future ability to comply strictly and timely with each and every term of this Lease, including but not limited to the timely payment of royalties or rentals, performance of reclamation, compliance with other governmental requirements, and the indemnification of Lessor against liabilities as required herein. However, it is understood and agreed that any other assignment, transfer or attempt to so do in any bankruptcy, receivership or insolvency proceedings, by or against Lessee, either voluntary or involuntary, or any such transfer, assignment or encumbrances or affirmative act of or against Lessee purporting so to do, including, but not limited, to, an adjudication to bankruptcy, levy or execution, receivership, creditor's suit, or other solvency proceedings, shall have the same effect as a prohibited assignment of this Lease under Section 14.1 above.

      Section 14.3 Change in Ownership. Any sale, merger, dissolution, reorganization, whether voluntary or involuntary, share exchange, or any other disposition of stock in Lessee or of Guarantor (but not including public offerings of the stock of Guarantor or any transfer pursuant to any now existing or hereafter arising pledges to Guarantor's lender(s) of Guarantor's stock) exceeding fifty percent (50%) of the capital stock or preferred stock or any other form of participation in the income and growth of Lessee shall be deemed a prohibited assignment under Section 14.1 above.

                                   ARTICLE XV

                                  GOVERNING LAW

      Section 15.1 This Lease shall be interpreted and construed in accordance with the laws of the Commonwealth of Kentucky.

                                   ARTICLE XVI

                                  PARTIES BOUND

      Section 16.1 This Lease Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                                   ARTICLE XVI

                                    CAPTIONS

      Section 17.1 The captions used in this Lease Agreement are inserted for convenience sake only and shall be ignored in interpreting the terms hereof.

                                  ARTICLE XVII

                            EXECUTION OF COUNTERPARTS

      Section 18.1 This instrument may be simultaneously executed in any number of counterparts, and all such counterparts shall constitute but one and the same instrument.

                                   ARTICLE XIX

                                ENTIRE AGREEMENT

      Section 19.1 This Lease constitutes the entire agreement between the parties hereto pertaining to the subject matter set forth herein and supersedes any and all other prior or contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, which the parties may have had in connection with the subject matter of this Agreement. No amendment to any of the provisions of this Lease shall be enforceable against either party unless made in writing signed by the party to be charged thereby.

                                   ARTICLE XX

                               POSTMINING LAND USE

      Section 20.1 Lessor will execute a postmining land use request in the form annexed hereto as Exhibit "C" for reclamation of any portion of the surface of the Property owned by Lessor to a postmining land use of "wildlife habitat" or to such other use as the parties may hereinafter mutually agree and Lessor will in the future execute any other waiver application or request for retention haul roads, silt dams or water impoundments or other instrument regarding post-mining land use which Lessee may reasonably request. However, should federal, state or other reclamation laws or regulations require such highwall restoration for Lessee's operations or other reclamation work for Lessee's operations, then in such event it is understood and agreed that Lessee shall restore any such highwall on the Surface or perform other reclamation work in order to comply with such regulations or laws requiring restoration.

                                   ARTICLE XXI

                                 BOUNDARY LINES

      Section 21.1 Upon the completion of mining by Lessee on the Surface, Lessee shall re-establish the Lessors' boundary lines on such portion(s) of the Surface where boundary markers or monuments were removed or affected by the mining operations. Lessee shall re-establish such boundary lines at such location(s) claimed by Lessors prior to commencement of mining; provided, however, that in no event shall Lessee be liable for any damages to Lessor or to any third party pursuant to this section in the event of any boundary line dispute between Lessor and adjacent property owners or adverse claimants.

                                  ARTICLE XXII

                                   MEMORANDUM

      Section 22.1 Lessor shall execute that certain Memorandum of Lease in the form annexed hereto as Exhibit "D" in order to enable Lessee to record notice of this transaction and conveyance in the Perry County Clerk's Office or in such other public office as may be deemed necessary or desirable by Lessee. Lessors shall execute in the future any other letter, instrument or other document acknowledging Lessee's rights hereunder which Lessee may reasonably request.

                                  ARTICLE XXIII

                                   ARBITRATION

      Section 23.1 Dispute Resolution. All controversies, disputes or claims arising among the parties in connection with, or with respect to, any provision of this Lease, which has not been resolved within twenty (20) days after either Lessor or the Lessee have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Lexington, Kentucky.

            (a) Selection of Arbitrators. Unless Lessor and the Lessee otherwise agree, all controversies, disputes or claims shall be heard by a panel of three
(3) arbitrators selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules"). Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. Subject to the terms and conditions of this Lease, the award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees and costs of all prevailing parties against all non-prevailing parties.

            (b) Temporary Relief. Nothing herein contained shall bar the right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

            (c) Rules of Arbitration. All disputes and claims shall be determined by arbitration in accordance with the Rules in effect on the date hereof, except that such Rules shall be modified by this Agreement.

            (d) Arbitrators' Award. All arbitral proceedings arising under, or in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure and the United States Arbitration Act. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety
(90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the rules to permit the award to be made within the time limitation set forth in the previous sentence.

                                   ARTICLE XIV

                                    GUARANTY

      Section 24.1 To induce the Lessor to enter into this Lease, the Guarantor unconditionally and irrevocably guarantees payment and performance by Lessee, when due, of all of its obligations under this Lease. The obligations of the Guarantor shall not be impaired, diminished or discharged by any amendment, modification or waiver of the terms hereof, any extension of time or other indulgence granted by the Shareholder, or by any course of dealing between the Lessor and Lessee, and the Guarantor hereby waives all customary guaranty and suretyship defenses generally. The Guarantor agree to pay on demand (a) any amount which the Lessor is required to pay under any bankruptcy, insolvency or other similar law on account of any amount received by the Lessor under or with respect to this Lease, and (b) all reasonable expenses of collecting and enforcing this guaranty including, without limitation, reasonable expenses and fees of legal counsel, court costs and the cost of appellate proceedings. This guaranty is a guarantee of payment and performance and not of collection. The Lessor shall not be required to resort to or pursue any of its rights or remedies under or with respect to any other agreement or any collateral before pursuing any of his rights or remedies under this guaranty. The failure or delay by the Lessor in exercising any of its rights hereunder in any instance shall not constitute a waiver thereof in that or any other instance. The Lessor may not waive any of its rights except by an instrument in writing signed by its duly authorized officer. This guaranty may not be amended without the written approval of the Lessor.

      IN WITNESS WHEREOF, the parties or their duly authorized representatives have affixed their signatures on the day and year first above written.

                                                       LESSOR:
                                                       N & G HOLDINGS COMPANY

                                                       By:  /s/ Gregory Wells
                                                            --------------------
                                                                Its: President

                                                       LESSEE:
                                                       LESLIE RESOURCES, INC.

                                                       By:  /s/ Donald P. Brown
                                                            --------------------
                                                                Its: President

                                                       GUARANTOR:
                                                       AEI HOLDING COMPANY, INC.

                                                       By:  /s/ Donald P. Brown
                                                            --------------------
                                                                Its: President

STATE OF KENTUCKY )
                  ) SS
COUNTY OF FAYETTE )

      I hereby certify that the foregoing instrument was duly signed and acknowledged before me by Gregory Wells as the duly authorized officer of N & G Holdings Company on this the 9th day of February, 1998.

                                                     /s/ Beth A. Kelly
                                                     --------------------
                                                     Notary Public

         My commission expires May 28, 2001.

STATE OF KENTUCKY )
                  ) SS
COUNTY OF BOYD    )

      I hereby certify that the foregoing instrument was duly signed and acknowledged before me by Donald P. Brown as the duly authorized officer of Leslie Resources, Inc. on this the 5th day of February, 1998.

                                                     /s/ Crystal Johnson
                                                     --------------------
                                                     Notary Public

      My commission expires June 10, 1998.

                     ASSIGNMENT OF REAL PROPERTY AGREEMENTS

      This Assignment of Real Property Agreements (this "Agreement"), dated as of September 30, 2004, is among ICG HAZARD, LLC, a Delaware limited liability company, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Buyer"), and LESLIE RESOURCES, INC., a Kentucky corporation, with an address of 2000 Ashland Drive, Ashland, Kentucky 41101 (the "Seller").

                                    RECITALS

      A. This Agreement is being entered into to effect the transactions contemplated by the Asset Purchase Agreement, dated May 13, 2004 as amended and restated on June 2, 2004 (as the same may be hereafter amended or supplemented, the "Purchase Agreement"), between the Buyer and Horizon Natural Resources Company ("Parent") and certain of its subsidiaries (collectively, the "Sellers"). Capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

      B. The Seller is one of the Sellers, and is a party to the real property agreements set forth on Schedule A hereto, which pertain to real property located in Perry County, Kentucky (the "Real Property Agreements").

      C. The Seller desires to assign to the Buyer, and the Buyer desires to assume, all of the Seller's right, title and interest in and to the Real Property Agreements, pursuant to the terms of the Purchase Agreement.

      D. The assignment of the Real Property Agreements covered hereby has been approved by Order Pursuant to 11 U.S.C. Sections 105(A), 362, 363, 365, 1123 and 1146(C) and Fed. R. Bankr. P. 2002, 6004, 6006 and 9014: (A) Approving Asset Purchase Agreements, (B) Authorizing Sale of Substantially All Assets Free and Clear of All Liens, Claims, Interests and Other Encumbrances, and (C) Authorizing Assumption and Assignment of Certain Agreements, entered on September 16, 2004, by the United States Bankruptcy Court for the Eastern District of Kentucky, Ashland Division, in the Chapter 11 proceeding styled In
Re: Horizon Natural Resources Company, et al. (including Seller) (the "Sale Order," a copy of which is attached hereto and made a part hereof as Exhibit 1), such proceedings being jointly administered under Case No. 02-14261. Pursuant to the Sale Order and Section 1146 of the U.S. Bankruptcy Code, the execution and delivery of this instrument shall not be taxed under any law imposing a transfer tax, stamp tax or similar tax.

      NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Assignment. The Seller hereby grants, assigns, transfers, conveys, delivers and sets over unto the Buyer all of its right, title, interest, duties and obligations in, to and under the Real Property Agreements.

      2. Assumption. The Buyer hereby assumes all of the Seller's right, title, interest, duties and obligations in, to and under the Real Property Agreements and agrees to be bound by all of the terms and conditions of the Real Property Agreements and to pay, perform and discharge when due, all duties and obligations of the Seller under the Real Property Agreements, in each case, however, only to the extent such obligations are Assumed Liabilities.

      3. Conflict. This Agreement is subject to all the terms and conditions of the Purchase Agreement and Sale Order. No provision of this Agreement shall be deemed to enlarge, alter or amend the terms or provisions of the Purchase Agreement or the Sale Order. Notwithstanding anything to the contrary set forth herein, if there is any conflict between the terms and conditions of this Agreement and the terms and conditions of the Purchase Agreement and the Sale Order, the terms and conditions of the Purchase Agreement and the Sale Order shall control.

      4. Governing Law. Except to the extent inconsistent with the United States Bankruptcy Code, this Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to or application of its conflict of laws rules. The parties to this Agreement agree that the Bankruptcy Court shall have exclusive jurisdiction, and the parties hereby submit to such jurisdiction, of any dispute arising under or related to this Agreement.

      5. Counterparts. This Agreement may be executed in one or more counterparts (including by means of facsimile signature pages) and all such counterparts taken together shall constitute one and the same Agreement.

      6. Severability. If any provision of this Agreement or its application is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

      7. Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements, and there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement, the Purchase Agreement, the Sale Order and the Related Agreements.

      8. Headings. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision in it.

      9. No Third-Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

      10. Successors and Assigns. The terms of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      11. Further Assurances. Each party hereto agrees, upon the reasonable request of the other party hereto, to make, execute and deliver any and all documents or instruments of any kind or character, and to perform all such other actions, that may be reasonably necessary or proper (without the expenditure of funds) to effectuate, confirm, perform or carry out the terms or provisions of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused their authorized representatives to execute this Agreement as of the date first set forth above.

BUYER:                                                ICG HAZARD, LLC

                                                      By: /s/ David Wax
                                                          ---------------------
                                                      Name: David Wax

                                                      Title: Vice President

SELLER:                                               LESLIE RESOURCES, INC.

                                                      By: /s/ Scott Tepper
                                                          ---------------------
                                                      Name: Scott Tepper

                                                      Title: President

STATE OF NEW YORK
COUNTY OF NEW YORK

      The foregoing Assignment of Real Property Agreements was acknowledged before me on September 29, 2004, by David Louis Wax, as Vice President of ICG Hazard, LLC, a Delaware limited liability company, for and on behalf of company.

                                       /s/ Joseph Mignone
                                       ----------------------------------------
                                       Notary Public, State at Large
                                       My Commission Expires: November 10, 2007

STATE OF NEW YORK
COUNTY OF NEW YORK

      The foregoing Assignment of Real Property Agreements was acknowledged before me on September 29, 2004, by Scott Tepper, as President of Leslie Resources, Inc., a Kentucky corporation, for and on behalf of the company.

                                       /s/ Cynthia Cusani
                                       ----------------------------------------
                                       Notary Public, State at Large
                                       My Commission Expires: September 24, 2006

THIS INSTRUMENT PREPARED BY:

/s/ Warren J. Hoffmann
-----------------------
Warren J. Hoffmann, Esq.
Frost Brown Todd LLC
250 West Main Street                              AFTER RECORDING MAIL TO:
Suite 2700                                        CHICAGO TITLE INSURANCE CO.
Lexington, Kentucky 40507-1749                    171 N. CLARK ST. MLC:  04SP
(859) 231-0000                                    CHICAGO, IL 60601
                                                  ATTN: LILIA RODRIGUEZ

                                   SCHEDULE A

            The real property agreements being assigned or otherwise transferred by this instrument are those leases or instruments described in this Schedule A and being recorded at the indicated book/volume and page numbers identified in the charts in this Schedule A.

                                                                      ICG-HZ-A-4

                                   SCHEDULE A

CONTRACT #     CONTRACT TYPE    LESSEE              LESSOR             CTY      ST    CONTRACT DATE     BOOK     PAGE        DOC
----------     -------------  ----------        --------------        -----     --    -------------     ----     ----        ---
                              Leslie            Amburgey,
                              Resources,        Sammy A. &
    200056     Surface Lease  Inc. (017)        Thelma                Perry     KY      04/09/2001       50       291

                              Leslie
                              Resources,        Anderson,
LA-193-020-LR  Surface Lease  Inc. (017)        Dorothy, Et Al        Perry     KY      05/30/1998       46       644

                              Leslie            Appalachian
                              Resources,        Enterprises,
    200073     Surface Lease  Inc. (017)        Llc                   Perry     KY      10/25/2001       51       229

                              Leslie
                              Resources,        Banks, Enos &
    200049     Surface Lease  Inc. (017)        Joyce                 Perry     KY      12/04/2000       49       797

                              Leslie
                              Resources,        Barger, Floyd,
    200046     Surface Lease  Inc. (017)        Et Al                 Perry     KY      06/16/2000       50       623

                              Leslie            Bingham,
                              Resources,        Stephen P. &
    200040     Surface Lease  Inc. (017)        Debra L.              Perry     KY      12/22/1999       48       668

                              Leslie
                              Resources,        Bowling, Beve
    200094     Surface Lease  Inc. (017)        Jr. & Revenna         Perry     KY      02/06/2004       55       295

                              Leslie            Burton,
                              Resources,        Spencer &
LA-193-026-LR  Surface Lease  Inc. (017)        Peggy,  Et Al         Perry     KY      08/21/1998       47       162

                              Leslie
                              Resources,
LA-193-046-LR  Surface Lease  Inc. (017)        Campbell, Emma        Perry     KY      04/28/1999       48       257

                              Leslie            Caudill,
                              Resources,        Verlon &
    200091     Surface Lease  Inc. (017)        Vallery               Perry     KY      11/25/2003       54       715

                              Leslie
                              Resources,        City Of Vicco,
    200061     Surface Lease  Inc. (017)        Kentucky              Perry     KY      05/17/2001       50       349

                              Leslie
                              Resources,        Combs, Heirs
    200087     Surface Lease  Inc. (017)        Of Rado               Perry     KY      05/24/2004       55       384

                              Leslie            Combs, Myrtle
                              Resources,        & Raymond, Et
LA-193-045-LR  Surface Lease  Inc. (017)        Al                    Perry     KY      06/04/1998       47        26

                              Leslie
                              Resources,        Coots, Joel D.
LA-193-022-LR  Surface Lease  Inc. (017)        & Brenda Sue          Perry     KY      06/16/1998       46       640

                              Leslie
                              Resources,        Couch, Sarah,
    100083     Surface Lease  Inc. (017)        Et Al                 Perry     KY      02/27/1990       44       347

                              Leslie
                              Resources,        Deaton, Ronald
    200004     Surface Lease  Inc. (017)        & Mary                Perry     KY      08/24/1999       49       137

                              Leslie
                              Resources,        Deaton, Ronald
    200005     Surface Lease  Inc. (017)        & Mary                Perry     KY      08/24/1999       49       132

                              Leslie            Dunn, Emma Lue
                              Resources,        & Donald Ray,
    200078     Surface Lease  Inc. (017)        Etal                  Perry     KY      04/13/2002       52       199

CONTRACT #       CONTRACT TYPE        LESSEE            LESSOR         CTY      ST    CONTRACT DATE     BOOK     PAGE        DOC
----------     ------------------   ----------      --------------    -----     --    -------------     ----     ----        ---
                                    Leslie
                                    Resources,      Estep, Beulah
    100074     Surface Lease        Inc. (017)      Mae, Etal         Perry     KY      03/20/1998       46       462

                                    Leslie
                                    Resources,      Farra, Nancy
LA-193-024-LR    Coal Lease         Inc. (017)      S., Et Al         Perry     KY      06/10/1998       47        32

                                    Leslie
                                    Resources,      Feltner, Opal
LA-193-027-LR  Surface Lease        Inc. (017)      Marie, Etal       Perry     KY      09/10/1998       47       580

                                    Leslie
                                    Resources,      Fields, Ethel
LA-193-038-LR  Surface Lease        Inc. (017)      (Heirs)           Perry     KY      08/21/1998       47       595

                                    Leslie
                                    Resources,
    100038     Surface Lease        Inc. (017)      Fugate, Martha    Perry     KY      02/27/1990       51       655

                                    Leslie
                                    Resources,
    200045     Surface Lease        Inc. (017)      Fugate, Silas     Perry     KY      05/25/2000       49       421

                                    Leslie          Halcomb,
                                    Resources,      Louise &
    200085     Surface Lease        Inc. (017)      Daniel, Etal      Perry     KY      02/05/2003       53       748

                                    Leslie          Hamblin, James
                                    Resources,      T. & Sally H.
    100017     Surface Lease        Inc. (017)      Napier            Perry     KY      07/09/1990       61       543

                                    Leslie
                                    Resources,      Hensley,
    200060     Surface Lease        Inc. (017)      Sinda, Etal       Perry     KY      05/24/2001       51       702

                                    Leslie
                                    Resources,      Hill, Gary W.
LA-193-023-LR  Surface Lease        Inc. (017)      & Justine         Perry     KY      06/16/1998       46       636


                                    Leslie          Jenkins,
                                    Resources,      Donald Ray &
    200048     Surface Lease        Inc. (017)      Christine L.,     Perry     KY      12/04/2000       49       804
                                                    Etal

                                    Leslie          Jenkins,
                                    Resources,      Pascal &
    200055     Surface Lease        Inc. (017)      Goldie, Et Al     Perry     KY      12/13/2000       51       106

                                    Leslie          Jenkins,
                                    Resources,      Pascal &
    200071     Surface Lease        Inc. (017)      Goldie, Etal      Perry     KY      12/04/2001       51        97

                                    Leslie
                                    Resources,      Jent, Luther &
    200001     Surface Lease        Inc. (017)      Mable, Etal       Perry     KY      03/24/1999       49       668

                                    Leslie
                                    Resources,      Jett, Anna
    100053     Surface Lease        Inc. (017)      Lee, Et Al        Perry     KY      03/30/1998       46       466

                                    Leslie
                                    Resources,      Joab Begley
LA-193-031-LR  Coal Lease           Inc. (017)      Heirs             Perry     KY      08/01/1998       47       539

                                                    Johnson,
                                    Leslie          Richard M. &
                                    Resources,      Nancye B.,
    300000     Wheelage Agreement   Inc. (017)      Et Al              Perry     KY      04/05/1999       45       162

                                    Leslie          Jones, Jeffrey
                                    Resources,      Scott &
    200097     Surface Lease        Inc. (017)      Christie R.       Perry     KY      05/05/2004       55       365

                                    Leslie          Jones,
                                    Resources,      Jennifer &
    200039       Coal Lease         Inc. (017)      Clifford          Perry     KY      12/22/1999       48       664

                                    Leslie
                                    Resources,      Jones, Lillian
    200082     Surface Lease        Inc. (017)      Et Al             Perry     KY      06/25/2002       52       532

 CONTRACT #      CONTRACT TYPE        LESSEE            LESSOR         CTY      ST    CONTRACT DATE    BOOK    PAGE         DOC
-------------  ------------------   ----------      ---------------   -----     --    -------------    -----  -------  ------------
                                                    Kentucky
                                    Leslie          Mountain
                                    Resources,      Partnership,
LA-193-032-LR  Fee Lease            Inc. (017)      Inc               Perry     KY      11/05/1998        47      502

                                    Leslie          Kentucky River
                                    Resources,      Coal
    100027     Fee Lease            Inc. (017)      Corporation       Perry     KY      12/08/1948        51      730

                                    Leslie          Kentucky River
                                    Resources,      Coal
    100159     Coal Lease           Inc. (017)      Corporation       Perry     KY      06/12/1986     61,51  613,786

                                    Leslie          Kentucky River
                                    Resources,      Coal
    100160     Coal Lease           Inc. (017)      Corporation       Perry     KY      03/21/1975        51      758

                                    Leslie          Kentucky River
                                    Resources,      Coal
    100162     Coal Lease           Inc. (017)      Corporation       Perry     KY      12/30/1981        51      780

                                    Leslie
                                    Resources,      Lewis, Shirley
LA-193-035-LR  Surface Lease        Inc. (017)      & Ed, Etal        Perry     KY      12/02/1998        47      574

                                    Leslie
                                    Resources,      Maggard, Jess
    100032     Surface Lease        Inc. (017)      & Clara           Perry     KY      12/05/1989        51      651

                                    Leslie
                                    Resources,      Mcintosh,
    100033     Surface Lease        Inc. (017)      Gaynell, Et Al    Perry     KY      04/10/1998        46      470

                                    Leslie          Miller, Jerry
                                    Resources,      Wayne & Anita,
LA-193-034-LR  Surface Lease        Inc. (017)      Et Al             Perry     KY      11/06/1998     47,51  494,659

                                    Leslie
                                    Resources,
    200044     Surface Lease        Inc. (017)      Miller, Marty     Perry     KY      05/25/2000        49      414

                                    Leslie
                                    Resources,      Miniard,
    100068     Surface Lease        Inc. (017)      Jeannette         Perry     KY      06/20/1990        51      693

                                                                                                                       Letcher Co.-
                                    Leslie                                                                             2/10/98:Lb-
                                    Resources,      N&G Holdings                                                       43, Pg-622.
    100051     Coal Lease           Inc. (017)      Company           Perry     KY      02/09/1998        46      205

                                    Leslie          Pigman, Betty
                                    Resources,      Ruth & Carl,
    100138     Coal Lease           Inc. (017)      Etal              Perry     KY      04/01/1992        51      671

                                    Leslie          Pine Branch
                                    Resources,      Coal Sales,
WA-193-036-LR  Wheelage Agreement   Inc. (017)      Inc.              Perry     KY      12/18/1998        47      489

                                    Leslie          Pine Branch
                                    Resources,      Coal Sales,
    100094     Surface Lease        Inc. (017)      Inc., Et Al       Perry     KY      03/29/1997        51      643

                                    Leslie
                                    Resources,      Price, Frank &
    100034     Surface Lease        Inc. (017)      Rita, Et Al       Perry     KY      03/30/1998        51      667

                                    Leslie
                                    Resources,      Raleigh,
LA-193-040-LR  Surface Lease        Inc. (017)      Charles & Greta   Perry     KY      02/08/1999        47      570

                                    Leslie
                                    Resources,      Raleigh, Elmer
LA-193-028-LR  Surface Lease        Inc. (017)      Ray & Nora Lee    Perry     KY      06/15/1998        50      222

                                    Leslie
                                    Resources,
LA-193-041-LR  Surface Lease        Inc. (017)      Raleigh, Thelma   Perry     KY      03/11/1999        47      667

CONTRACT #     CONTRACT TYPE       LESSEE              LESSOR             CTY      ST    CONTRACT DATE     BOOK     PAGE        DOC
----------     -------------     ----------        --------------        -----     ---   -------------     ----     ----        ---
                                 Leslie
                                 Resources,        Roark, Grant
200079         Surface Lease     Inc. (017)        And Sadie             Perry     KY      05/22/2002       52       440

                                 Leslie
                                 Resources,        Roark, Grant W
200079A        Surface Lease     Inc. (017)        And Sadie             Perry     KY      08/12/2002       53       268

                                 Leslie
                                 Resources,        Roark, Walden
200084         Surface Lease     Inc. (017)        & Nona Jane           Perry     KY      01/27/2003       53       716

                                 Leslie            Stidham,
                                 Resources,        Nellie Sue Et
200083         Surface Lease     Inc. (017)        Al                    Perry     KY      05/20/2002       52       479

                                 Leslie
                                 Resources,        Stidham, Oscar
100040         Surface Lease     Inc. (017)        & Dorothy             Perry     KY      11/29/1989       51       680

                                 Leslie
                                 Resources,        Vernease
200093         Surface Lease     Inc. (017)        Sumner Et Al          Perry     KY      03/10/2004       55       319

STATE OF KENTUCKY

COUNTY OF PERRY

      I, Haven King, Clerk of the State and County aforesaid do certify that the foregoing instrument was lodged for record in my office and it the foregoing and this my certificate have duly recorded in my office in Deed Book No. 312 Page 551.

      Witness my hand this 20th day of December 2004.

                                              Haven King, Clerk
                                              Perry County

                                              By /s/ Barbara Sae Franks  D.C.
                                                 ----------------------